TERM SHEET AGREEMENT

Dated October 12, 2011

Between

TREE TOP INDUSTRIES, INC.

A corporation duly formed in the State of Nevada,

through its wholly owned subsidiary

GoHealth.MD, Inc., a Delaware corporation

and

ADESSO BIOSCIENCES LIMITED

A corporation duly formed in the Cayman Islands

THIS TERM SHEET AGREEMENT (the “Agreement”), dated as of October 12, 2011, is between, GoHealth.MD, Inc. (“GoHealth”), a wholly owned subsidiary of Tree Top Industries, Inc. (“Tree Top”) a Nevada corporation, having offices at 511 Sixth Avenue, Suite 800, New York, NY 10011, and Adesso Biosciences Limited, a Cayman Islands corporation having an official address at P.O. Box 709, Grand Cayman KY1-1107, Cayman Islands.   Adesso Biosciences Limited is the majority owner of Adesso Diagnostics, Ltd. (“Adesso ”) and a 47.5% owner of Adeda Therapeutics Company, Ltd. (“Adeda”), which companies are being acquired by GoHealth through this term sheet agreement as described in point A.  This Agreement is subject to the approval of Tree Top’s board of directors, GoHealth’s board of directors, and the approval of Adesso Biosciences Limited’s board of directors.

Upon Closing:

A.	GoHealth acquires 93% of all stock of Adesso and 47.5% of Adeda

B.	In exchange for the shares of stock, Adesso and Adeda are issued GoHealth convertible preferred stock, with two provisions, either of which is exercisable after 2 years and one day:

1-
Convert into outstanding common stock of GoHealth, Inc. based on the capital transfer and operations costs for its operations, and in any case not lower than 51% of outstanding GoHealth stock, and anytime thereafter elect to spin-off into a publicly traded company. Adesso would return half of its outstanding shares of Tree Top acquired in C below. Tree Top would subsequently be released of its obligations to raise capital for GoHealth under this agreement.

2-
Convert into Tree Top Industries, Inc. common stock at an agreed value, said valuation of Tree Top, and the two companies or parts thereof to be determined by independent certified valuation appraisers as in place the day before the conversion is exercised.

C.	In addition, Adesso is issued Tree Top Industry shares equal to 10% of outstanding stock.

D.	Tree Top and Adesso Biosciences Limited will continue to discuss various terms and conditions for the potential acquisition of Wuxi Adesso Nanotech by GoHealth.

E.	Adesso and Adeda elect a total of two members to the board of directors of GoHealth, and one shall be elected by Tree Top.

F.	Thereafter, GoHealth shall operate under its Chairman & CEO.

G.	Prior to the acquisition, Adesso and Adeda each submit a two (2) year business plan to be reviewed and approved, first by the Board of GoHealth and then presented to Tree Top Board for approval.

H.	Tree Top and/or GoHealth (f/n/a Adesso and Adeda) raise $2,000,000+/- for the purpose of executing the approved business plan.

I.
Tree Top and/or GoHealth execute a secondary capital raise of approximately $5,000,000 - $10,000,000, based on GoHealth’s operating performance, its board request and Tree Top board of directors’ approval.

J.
While Tree Top owns 50% of  the outstanding stock of GoHealth,  GoHealth shall be prohibited from issuing new stock other than that required for the two raises (terms H and I above), which are to be at a reasonably agreed upon valuation.

K.
Each issuance can be accompanied by an option pool for performance by officers and employees, which shall be no greater than 10% of GoHealth’s post-raise valuation.  (subject to review by counsel, ERISA, SEC rules and regulations, and Tree Top board of directors)

L.	Tree Top retains a material portion (20%) of both raises to operate Tree Top, which include costs of raising capital as well as costs associated with being a public company.

M	After such spin-off, Tree Top shall maintain an ownership position in GoHealth, based on the capital transfer and operation costs for its operations, not to exceed 49% of GoHealth voting stock.

N.	GoHealth executives will be entitled to Tree Top executive compensation plan, based on contribution to Tree Top value.

O.	Other material points subject to further discussion

ADESSO BIOSCIENCES LIMITED	TREE TOP INDUSTRIES, INC.

By: /s/	By: /s/
C. Michael Samson, President	David I. Reichman, Chairman & CEO

By: /s/	By: /s/
Bo Liang	Kathy M. Griffin, President

By: /s/
Colin Nuckolls

By: /s/
Joseph Capriotti

By: /s/
Kevin Stewart